     As filed with the Securities and Exchange Commission on April 14, 2000
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                HADCO CORPORATION
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                                  -------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2393279
                                   ----------
                      (I.R.S. Employer Identification No.)

                  12A Manor Parkway, Salem, New Hampshire 03079
                  ---------------------------------------------
                    (Address of Principal Executive Offices)

                                HADCO CORPORATION
                         OUTSIDE DIRECTORS' COMPENSATION
                                  PLAN OF 2000
                         -------------------------------
                            (Full Title of the Plan)

                            Stephen A. Hurwitz, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                         -------------------------------
               (Name and Address of Agent for Service of Process)

                                  617-248-7000
                                  ------------
          (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                 Proposed Maximum     Proposed Maximum
 Title Of Securities To       Amount To Be      Offering Price Per        Aggregate           Amount of
     Be Registered             Registered             Share            Offering Price      Registration Fee
 ----------------------       ------------      ------------------    ----------------     ----------------

Common Stock
(Par Value $.05)                  1,056             $56.63 (1)        $   59,801.28            $ 15.79
Common Stock                     48,944             $62.22 (2)        $3,045,234.50(2)         $803.96
(Par Value $.05)

(1) Such shares were issued as stock awards pursuant to the Hadco Corporation Outside Directors' Compensation Plan of 2000 at a fair market value of $56.63. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed based on such fair market value.


(2) The price of $62.22 per share, which is the average of the high and low prices reported on The New York Stock Exchange on April 12, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise or purchase price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to directors as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to directors as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated by reference in this registration statement:

(a) Registrant's Annual Report on Form 10-K, File No. 0-12102, for the fiscal year ended October 30, 1999;

(b) Registrant's Quarterly Report on Form 10-Q, File No. 0-12102, for the fiscal quarter ended January 28, 2000; and

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A, File No. 0-12102, filed on May 4, 1984 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") as amended by the Registrant's registration statement on Form 8-A, File No. 0-12102, filed on September 28, 1999 pursuant


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


     to Section 12(b) of the Exchange Act, and incorporating by reference the information contained in the Registrant's registration statement on Form S-1, File No. 2-86810, and as changed by the Registrant's Restated Articles of Organization, filed as Exhibit 3.1 to the Registrant's Registration Statement No. 333-21977 on Form S-3, as amended by the Amendment to the Restated Articles of Organization of Registrant, filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, File No. 0-12102, for the fiscal quarter ended January 31, 1998.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Article V, Section 2 of the By-Laws of the Registrant, to Section 67 of the Massachusetts Business Corporation Law and the Registrant's Restated Articles of Organization, as amended.

     Article V, Section 2 of the Registrant's By-Laws provides:

"2. Indemnification. Each Director, officer, employee and other agent of the corporation, and any person who, at the request of the corporation, serves as a director, officer, employee or other agent of another organization in which the corporation directly or indirectly owns shares or of which it is a creditor shall be indemnified by the corporation against any cost, expense (including attorney's fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which he may be made a party or otherwise involved or with which he shall be threatened, by reason of his being, or related to his status as, a director, officer, employee or other agent of the corporation or of any other organization in which the corporation directly or indirectly owns shares or of which the corporation is a creditor, which other organization he serves or has served as director, officer, employee or other agent at the request of the corporation (whether or not he continues to be an officer, director, employee or other agent of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall be subject to amendment or repeal only by action of the stockholders."

     Section 67 of Chapter 156B of the Massachusetts Corporation Law provides:

     "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

     The Registrant's Restated Articles of Organization, as amended, provide:

     "The Corporation eliminates the personal liability of each director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability; provided, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit."

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

Item 8.  EXHIBITS.

               Exhibit No.                  Description of Exhibit
               -----------                  ----------------------

                 4.1 Restated Articles of Organization of Registrant (filed as Exhibit 3.1 to the Registration Statement No. 333-21977 on
                                  Form S-3 and incorporated herein by reference)

                 4.2 By-Laws of Registrant, as amended (filed as Exhibit 3.2 to the Registration Statement No. 333-21977 on Form S-3 and incorporated herein by reference)

                 4.3 Amendment to Restated Articles of Organization of Registrant dated March 4, 1998 (filed as
                                  Exhibit 3.1 to Quarterly Report on Form 10-Q, File No. 0-12102, for the quarter ended January 31, 1998 and incorporated herein by reference)

               4.4          Hadco Corporation Outside Directors'
                            Compensation Plan of 2000

               5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

              23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

              23.2          Consent of Arthur Andersen LLP

              24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem and the State of New Hampshire, on this 14th day of April, 2000.


                                                HADCO CORPORATION


                                                By: /s/ Andrew E. Lietz
                                                    ---------------------------
                                                    Andrew E. Lietz
                                                    President, Chief Executive
                                                    Officer and Director


                                POWER OF ATTORNEY

     EACH PERSON WHOSE SIGNATURE appears below hereby constitutes and appoints Andrew E. Lietz and F. Gordon Bitter each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hadco Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                  TITLE                               DATE

/s/ Horace H. Irvine II               Chairman of the Board and
-------------------------------       Director                                         April 14, 2000
(Horace H. Irvine II)


/s/ Andrew E. Lietz                   President, Chief Executive
-------------------------------       Officer and Director (Principal                  April 14, 2000
(Andrew E. Lietz)                     Executive Officer)



/s/ F. Gordon Bitter                  Senior Vice President, Chief                     April 14, 2000
-------------------------------       Financial Officer and
(F. Gordon Bitter)                    Treasurer (Principal Financial Officer
                                      and Principal Accounting Officer)


/s/ Oliver O. Ward                    Director                                         April 14, 2000
-------------------------------
(Oliver O. Ward)


/s/ John F. Smith                     Director                                         April 14, 2000
-------------------------------
(John F. Smith)


/s/ John E. Pomeroy                   Director                                         April 14, 2000
-------------------------------
(John E. Pomeroy)


/s/ James C. Taylor                   Director                                         April 14, 2000
-------------------------------
(James C. Taylor)


/s/ Mauro J. Walker                   Director                                         April 14, 2000
-------------------------------
(Mauro J. Walker)


/s/ Gilbert M. Roddy, Jr.             Director                                         April 14, 2000
-------------------------------
(Gilbert M. Roddy, Jr.)

                                INDEX TO EXHIBITS

Exhibit No.         Description
-----------         -----------

 4.1                Restated Articles of Organization of Registrant
                    (filed as Exhibit 3.1 to the Registration Statement
                    No. 333-21977 on Form S-3 and incorporated herein by reference)
 4.2 By-Laws of Registrant, as amended (filed as Exhibit 3.2 to the Registration Statement
                    No. 333-21977 on Form S-3 and incorporated herein by reference)
 4.3                Amendment to Restated Articles of Organization of
                    Registrant dated March 4, 1998 (filed as Exhibit 3.1 to Quarterly Report on Form 10-Q, File No. 0-12102, for the quarter ended January 31, 1998 and incorporated herein by reference)
 4.4                Hadco Corporation Outside Directors' Compensation
                    Plan of 2000

 5.1                Opinion of Testa, Hurwitz & Thibeault, LLP
23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
23.2                Consent of Arthur Andersen LLP

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)